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                                                                MORGAN & COMPANY
                                                           Chartered Accountants




                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of High Tide Ventures, Inc. on Amendment No. 3 to Form SB-2 of our Independent Auditors' Report, dated March 7, 2005, on the balance sheets of High Tide Ventures, Inc. as at December 31,
2004 and 2003, and the related statements of operations, cash flows, and stockholders' equity for the year then ended, for the period from inception, February 13, 2003, to December 31, 2003, and for the period from inception, February 13, 2003, to December 31, 2004.





Vancouver, Canada                                          "Morgan & Company"

April 11, 2005                                          Chartered Accountants












Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1